CT CONTACT:                STEVEN B. SOLOMON, CEO
                           214.521.3443

RIVER LOGIC CONTACT:       DOUG PRESLEY, PRESIDENT
                           978.921.4889 EXT. 5004

PRESS CONTACT:             DIAN GRIESEL, PH.D.
                           INVESTOR RELATIONS GROUP
                           212.736.2650


CT HOLDINGS ANNOUNCES THE CLOSING OF INETZE TRANSACTION

CT ACQUIRES AND CONTRIBUTES THE ESRN NETWORK, THE LEADING DECISION SUPPORT NETWORK FOR K-12, FROM EBSCO INDUSTRIES. COMBINED BUSINESS TO BE CALLED RIVER LOGIC, INC.

DALLAS, TX, May 9, 2000 - CT Holdings, Inc. (NASDAQ: CITN), a business to business (B2B) incubator, today announced that it has closed an investment in River Logic pursuant to which it acquired approximately 21% of the shares of River Logic. The company retains an option to acquire additional shares of River Logic in the future. In connection with the transaction, CT acquired the EBSCO School Resource Network (ESRN) (www.esrn.com) from EBSCO Industries and contributed the Network to River Logic. As a result, River Logic now owns and operates one of the largest educational networks catering to K-12. The Network provides the most comprehensive set of proprietary decision support tools and content available for K-12 over the Internet today. This Network is designed to support school administrators, teachers, students and parents by providing them with a comprehensive set of tools and resources targeting their specific needs. This Network is comprised of learning applications that integrate EBSCO Industries' exhaustive database of content relating to K-12. The Network also enables online curriculum management. To better reflect its new direction, iNetze changed its name to River Logic.

River Logic, headquartered in Beverly, Massachusetts, creates and operates integrated decision support networks for industries such as K-12 Education, Utilities, Forest Products, Healthcare and others. These networks are designed to leverage the flow and processing of knowledge and information to provide a decisive competitive advantage. River Logic has several industry-specific networks in development. Additionally, River Logic develops and licenses its technologies to key industry partners.

"We are very excited about finalizing our initial investment in River Logic, Inc. We believe that River Logic's focus on providing companies with the ability to more fully leverage knowledge, information and expertise for their competitive advantage through their proprietary technology, is ideally suited for today's New Economy," said Steven B. Solomon, CEO of CT Holdings. Solomon added, "this investment expands the company's blueprint into one of the fastest growing segments of the market today, Internet infrastructure."

"We are fortunate to have CT Holdings as a major investor in River Logic. We believe that by combining our technology and expertise with CT Holdings' resources, we will be able to exploit our combined strengths and deliver great value to our customers and partners," said Doug Presley, President of River Logic, Inc. Presley added, "we believe our technology is poised to reshape the way decisions are made in businesses today."



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About CT Holdings

CT Holdings is an incubator for early stage B2B companies (www.ct-holdings.com). CT Holdings' Internet subsidiary How2.com (www.how2.com ) provides online, outsourced post-purchase customer care solutions.

About River Logic

River Logic (www.riverlogic.com), headquartered in Beverly, Massachusetts, creates and operates integrated networks of decision support tools, eLearning solutions, and eCommerce capabilities that revolutionize the manner in which decision-makers leverage knowledge and information to gain decisive competitive advantage. By providing the knowledge databases needed to leverage it's proprietary, web-enabled, industry standard decision support tools (COR Vantage(TM), River Logic, offers one of the world's most comprehensive and technologically advanced value-added decision support networks.

Forward-Looking Statements: This news release contains forward-looking statements, which involve risks and uncertainties. Accordingly, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those expressed in any forward-looking statements. These factors include uncertainties related to the closing of the proposed acquisition and integration of the business and operations of acquired companies; availability of suitable incubator companies; and the availability of capital on terms acceptable to the Company. Investors are also directed to consider other risks and uncertainties discussed in documents with the Securities and Exchange Commission.

CT Holdings undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.